As filed with the Securities and Exchange Commission on April 2, 2013

Registration No. 333-186912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INDEPENDENT BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	6022	13-4219346
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. David R. Brooks

Chairman and Chief Executive Officer

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Joseph A. Hoffman, Esq. Dudley W. Murrey, Esq. Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201 (214) 659-4400	Mark Haynie, Esq. Haynie Rake Repass & Lowry, PC 14643 Dallas Parkway, Suite 550 Dallas, Texas 75254 (972) 716-1855	William T. Luedke IV, Esq. Shanna R. Kuzdzal, Esq. Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002-2770 (713) 223-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Nonaccelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	3,680,000	$26.00	$95,680,000	$13,050.75

(1)	Includes 480,000 shares of common stock issuable upon exercise of an option to purchase additional shares granted to the underwriters.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	This fee was previously paid.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1, as amended (Registration No. 333-186912), of Independent Bank Group, Inc. is filed for the purpose of correcting a typographical error in footnote (2) to the Calculation of Registration Fee table on the cover of the Registration Statement. The Proposed Maximum Aggregate Offering Price was calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, not Rule 457(o) of such Act as previously stated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McKinney, Texas, on April 2, 2013.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Brooks	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 2, 2013
David R. Brooks

/s/ Michelle S. Hickox	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	April 2, 2013
Michelle S. Hickox

*	Vice Chairman of Corporate Development and Director	April 2, 2013
Torry Berntsen

*	Vice Chairman and Director	April 2, 2013
Daniel W. Brooks

*	Director	April 2, 2013
M. Brian Aynesworth

*	Director	April 2, 2013
Douglas A. Cifu

Signature	Title	Date

*	Director	April 2, 2013
William E. Fair

*	Director	April 2, 2013
Craig E. Holmes

*	Director	April 2, 2013
Jack M. Radke

*	Director	April 2, 2013
G. Stacy Smith

*	Director	April 2, 2013
Michael T. Viola

*By	/s/ David R. Brooks
David R. Brooks
Attorney-in-Fact